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Exhibit 3.1.3


                                                     FL Secretary of State Seal)


                            ARTICLES OF AMENDMENT TO
                                 SEA GREEN, INC.

         THE UNDERSIGNED, being the sole director and president of Sea Green, Inc. does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be AMERICOM NETWORKS CORP.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 29, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of incorporation this on May 29, 1998.


         /s/ Marc A. Kuperman
         ---------------------------
         Marc A. Kuperman, President

              The foregoing instrument was acknowledged before me on May 29, 1998, by Marc A. Kuperman, who is personally known to me.



                                                        /s/ E.P. Litman
                                                        -----------------------
                                                        Notary Public
                                                        (Notary Public Seal)
         My commission expires: